EXHIBIT 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2005 Financial Results

Full Year 2005 Cash Flow from Operations Up 20% versus Full Year 2004

MCLEAN, Va., January 31, 2006 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2005 (the fourth quarter of its 2005 fiscal year).

Fourth quarter 2005 revenue was $77.4 million versus $71.6 million in the fourth quarter of 2004, an 8% increase. Product licenses revenue for the fourth quarter of 2005 was $31.3 million versus $34.1 million for the fourth quarter of 2004, an 8% decrease. Product support and other services revenue for the fourth quarter of 2005 was $46.2 million versus $37.5 million for the fourth quarter of 2004, a 23% increase. Fourth quarter 2005 income from operations was $29.6 million, or 38% of revenue, versus $27.2 million, or 38% of revenue, for the fourth quarter of 2004, a 9% increase. Net income for the fourth quarter of 2005 was $18.9 million, or $1.30 per share on a diluted basis.

For the year ended December 31, 2005, revenue was $268.7 million versus $231.2 million for the year ended 2004, a 16% increase. Product licenses revenue for the full year 2005 was $99.9 million versus $97.0 million for the full year 2004, a 3% increase. Product support and other services revenue for the full year 2005 was $168.7 million versus $134.2 million for the full year 2004, a 26% increase. Income from operations for the full year 2005 was $93.9 million, or 35% of revenue, versus $68.5 million, or 30% of revenue, for the full year 2004, a 37% increase. Net income for the full year 2005 was $64.7 million, or $4.19 per share on a diluted basis versus net income for the full year 2004 of $168.3 million, or $9.83 per share on a diluted basis. MicroStrategy’s full year 2004 results included a net non-cash tax benefit of $102.1 million, or $5.96 per share on a diluted basis, related to the release of the Company’s US and Canadian deferred tax asset valuation allowances and the utilization of non-cash US deferred tax assets. Cash flow from operations for the full year 2005 increased 20% to $102.6 million versus $85.5 million for the full year 2004.

“We are pleased with our financial and business accomplishments in 2005. We developed and maintained strong and loyal relationships with our new and existing customers, which helped drive the services growth we experienced during the year. MicroStrategy achieved notable financial and operating efficiencies across all lines of business, with operating margins of 38% during the fourth quarter of 2005 and 35% for the full year,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “Net cash generated from operations for the full year 2005 increased 20% to $102.6 million, compared to $85.5 million for the full year 2004. We look forward to 2006.”

New Customers and New Deals with Existing Customers in Q4 2005 included:

21st Century Insurance; Affiliated Computer Services, Inc.; Alticor; Biltmore Technologies, Inc.; BMC West Corporation; Borders Group, Inc.; Cancer Care Ontario; Carl Warren & Co.; Charming Shoppes, Inc.; Cingular Wireless; CommonHealth, LP; Darden Restaurants; Focus Technology Group; Grange Insurance; Grey Global Group; ImpactRx; Limited Brands Inc.; Meredith Corporation; Network Solutions; RONA; Spartan Stores; The University of Texas M.D. Anderson Cancer Center; Verispan; VHA Inc.; Wilbur-Ellis; Wilton Industries, Inc.; and Wyeth Pharmaceuticals.

Examples of Customer Deals from Q4 2005:

21st Century Insurance

21st Century Insurance is a direct-to-consumer provider of personal auto insurance covering over 1.5 million vehicles and with $1.3 billion of premiums in California, Texas, Illinois and six other states. A MicroStrategy customer since 1999, 21st Century is currently leveraging MicroStrategy for a wide range of business intelligence applications across the company. 21st Century employees are using MicroStrategy to report on and analyze data in key business areas including claims, actuarial analysis, underwriting, policies and premiums, call center, enterprise billing and marketing.

Beyond Interactive

Beyond Interactive, a digital advertising arm of Mediacom, a unit of WPP’s GroupM, has selected MicroStrategy to support the reporting and analysis requirements of its clients. Using MicroStrategy, Beyond Interactive provides its clients with valuable insights into the performance of their online advertising campaigns. MicroStrategy enables the business intelligence group at Beyond Interactive to efficiently provide high quality interactive reporting and analytics. Beyond Interactive selected MicroStrategy because of its flexibility, rich analytical functionality, and scalability to support hundreds of advertising campaigns and volumes of data.

Spartan Stores

Grand Rapids, Michigan-based Spartan Stores is the nation’s tenth largest grocery distributor with warehouse facilities in Grand Rapids and Plymouth, Michigan. Spartan Stores uses MicroStrategy for financial reporting for all retail locations as well as the warehouse facilities. Additionally, MicroStrategy is used for sales and inventory performance analysis as well as retail operational process measurement.

Wilbur-Ellis Company

Wilbur-Ellis Company, a leading international marketer and distributor of agricultural and industrial products, is expanding its deployment of MicroStrategy for financial reporting. Wilbur-Ellis has been using MicroStrategy for operational reporting and is now expanding its deployment to include MicroStrategy Report ServicesTM for financial reporting and analysis. With MicroStrategy Report Services, Wilbur-Ellis users will have access to key financial information to provide visibility into their financial operations.

RONA

RONA is the leading Canadian distributor and retailer of hardware, home improvement, and gardening products, with a network of over 570 franchised, affiliated and corporate stores. RONA selected MicroStrategy for multiple BI applications including sales analysis, supply chain management and product analysis. Using MicroStrategy, RONA business users can drill down into volumes of transactional data to make analytically-based decisions that enhance merchandising, streamline inventory management and reduce costs.

Q1 2006 New Release of MicroStrategy 8:

In the first quarter of 2006, MicroStrategy plans to make generally available the next release of MicroStrategy 8. This upcoming release will include access to multidimensional data sources, including Microsoft Analysis Services and Hyperion Essbase, making it easier for customers to standardize on the MicroStrategy platform for enterprise-wide reporting and analysis. MicroStrategy will also extend its support for 64-bit BI platforms by introducing support for HP® Integrity servers based on Intel® Itanium® 2 processors. MicroStrategy 8 is one of the few BI technologies fully compiled in 64-bit mode, providing customers with a highly scalable and efficient architecture for large scale BI deployments.

In the coming weeks, MicroStrategy expects to detail other enhancements in this upcoming release of MicroStrategy 8, including access to the most popular open source databases, MySQL and PostgreSQL extended ad-hoc reporting capabilities with a graphical query builder interface and the availability of new lower-cost reporting packages.

MicroStrategy Annual User Conference and Symposia:

MicroStrategy held its ninth annual user conference, MicroStrategy World 2006, in Miami, Florida, January 23-26, 2006. The event featured over 100 business and technical sessions, an exhibit hall showcasing more than 25 MicroStrategy partners, live product demonstrations and customer presentations from companies including The Bank of New York, Comcast, Corporate Express, Discovery Education, Herbalife, Intel, Lowe’s Companies, MetLife, PetSmart, US Postal Service and Victoria’s Secret Direct.

Following the success of the MicroStrategy Summer and Fall Symposia in 2005, MicroStrategy is launching its 2006 Symposia schedule, which will include locations in Europe as well as the US. These popular events offer an interactive venue for participants to share ideas with peers and industry experts, learn practical BI strategies from leading companies and talk with MicroStrategy’s top technology leaders. The MicroStrategy Symposia 2006 series begins with the Winter Symposium, February 6-8, 2006, in Barcelona, Spain and is expected to include events later this year in Los Angeles, Paris, New York, London and Chicago.

MicroStrategy hosted its first invitation-only Executive Forum during the Fall Symposium in Las Vegas in October 2005. The event brought together IT executives to share BI insights via roundtable discussions, analyst keynotes and customer best practice presentations. As a result of the positive response from participants, MicroStrategy is planning to conduct Executive Forums at each Symposium and user conference in 2006.

Results of The OLAP Survey 5:

Once again, MicroStrategy was ranked number one in several key areas of The OLAP Survey 5, a leading independent survey of the BI software market. For the second consecutive year, MicroStrategy received the highest customer loyalty score of all business intelligence software products reviewed. MicroStrategy was also the top performer in Web deployment, with the survey finding that MicroStrategy customers are more successful in deploying BI via the Web than are customers of any other leading BI product. In addition, The OLAP Survey 5 found that MicroStrategy customers accessed the largest data volumes by a substantial margin. MicroStrategy has held the top position in Web deployment and data scalability for the past five years, since the inception of the survey. The OLAP Survey 5, the largest and most comprehensive survey of OLAP products to date, is conducted by Nigel Pendse and Survey.com. To view a summary of The OLAP Survey 5 results, go to:

http://www.microstrategy.com/Company/OLAP_Survey5.asp

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy Report Services, MicroStrategy 8 and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$31,252	$34,100	$99,926	$96,995
Product support and other services	46,177	37,492	168,736	134,213

Total revenues	77,429	71,592	268,662	231,208

Cost of Revenues
Product licenses	824	1,110	3,886	3,875
Product support and other services	8,558	7,365	32,565	28,996

Total cost of revenues	9,382	8,475	36,451	32,871

Gross profit	68,047	63,117	232,211	198,337

Operating Expenses
Sales and marketing	20,001	20,753	70,420	69,924
Research and development	8,372	4,322	31,471	24,915
General and administrative	10,078	10,817	36,382	34,977
Amortization of intangible assets	17	18	71	71

Total operating expenses	38,468	35,910	138,344	129,887

Income from operations	29,579	27,207	93,867	68,450

Financing and Other Income (Expense)
Interest income	894	554	2,974	1,221
Interest expense	(50)	(9)	(94)	(53)
Gain (loss) on investments	—	4	(127)	(83)
Other (expense) income, net	(113)	(620)	1,550	(215)

Total financing and other income (expense)	731	(71)	4,303	870

Income before income taxes	30,310	27,136	98,170	69,320
Provision (benefit) for income taxes	11,460	2,619	33,427	(98,993)

Net income	$18,850	$24,517	$64,743	$168,313

Basic earnings per share	$1.36	$1.52	$4.38	$10.48

Diluted earnings per share	$1.30	$1.43	$4.19	$9.83

Basic weighted average shares outstanding	13,869	16,103	14,768	16,055

Diluted weighted average shares outstanding	14,512	17,195	15,436	17,119

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2005	December 31, 2004
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$42,318	$68,314
Restricted cash and investments	5,076	1,210
Short-term investments	53,761	37,816
Accounts receivable, net	43,052	40,917
Prepaid expenses and other current assets	6,209	6,337
Deferred tax assets, net	22,971	20,583

Total current assets	173,387	175,177

Property and equipment, net	12,031	16,096
Capitalized software development costs, net	3,669	5,479
Long-term investments	—	26,365
Deposits and other assets	2,293	3,021
Deferred tax assets, net	86,393	110,818

Total assets	$277,773	$336,956

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$18,524	$18,906
Accrued compensation and employee benefits	27,258	25,292
Accrued restructuring costs	1,026	1,762
Deferred revenue and advance payments	45,874	43,674

Total current liabilities	92,682	89,634

Deferred revenue and advance payments	1,554	1,681
Other long-term liabilities	1,961	3,157
Accrued restructuring costs	854	1,906

Total liabilities	97,051	96,378

Stockholders’ equity:
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 13,270 shares issued and 10,595 shares outstanding, and 12,841 shares issued and 12,773 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,258 and 3,394 shares issued and outstanding, respectively	3	3
Additional paid-in capital	428,062	417,287
Treasury stock, at cost; 2,675 and 68 shares, respectively	(136,817)	(2,331)
Accumulated other comprehensive income	2,318	3,206
Accumulated deficit	(112,857)	(177,600)

Total stockholders’ equity	180,722	240,578

Total liabilities and stockholders’ equity	$277,773	$336,956

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended December 31,
	2005	2004
	(unaudited)	(audited)
Operating activities:
Net income	$64,743	$168,313
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,496	8,323
Bad debt expense	349	290
Loss on investments	127	83
Deferred taxes	27,358	(101,660)
Discount amortization on investments	(490)	—
Other, net	19	171
Changes in operating assets and liabilities:
Accounts receivable	(3,681)	(8,798)
Prepaid expenses and other current assets	(358)	(2,398)
Deposits and other assets	557	(1,034)
Accounts payable and accrued expenses, compensation and employee benefits	3,762	11,793
Accrued restructuring costs	(1,888)	(2,515)
Deferred revenue and advance payments	4,754	12,200
Other long-term liabilities	(1,196)	714

Net cash provided by operating activities	102,552	85,482

Investing activities:
Proceeds from sales and maturities of investments	180,335	—
Purchases of investments	(169,243)	(64,095)
Purchases of property and equipment, net	(1,907)	(5,649)
Capitalized software development costs	(926)	(4,268)
Increase in restricted cash and investments	(3,937)	(379)

Net cash provided by (used in) investing activities	4,322	(74,391)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	5,703	5,759
Purchases of treasury stock	(134,487)	(2,331)

Net cash (used in) provided by financing activities	(128,784)	3,428
Effect of foreign exchange rate changes on cash and cash equivalents	(4,086)	1,837

Net (decrease) increase in cash and cash equivalents from continuing operations	(25,996)	16,356
Net cash received from discontinued operations	—	76

Net (decrease) increase in cash and cash equivalents	(25,996)	16,432
Cash and cash equivalents, beginning of period	68,314	51,882

Cash and cash equivalents, end of period	$42,318	$68,314

*	Note that $2.2 million of the $7.2 million reflected as “Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan” during the third quarter of 2005, has been reclassified to Deferred taxes in “Adjustments to reconcile net income to net cash provided by operating activities”.